UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 8.01 Other Events.

Guaranty Federal Bancshares, Inc. (NASDAQ:GFED), the holding company for Guaranty Bank announced that its Board of Directors has decided to temporarily suspend the payment of quarterly cash dividends on shares of its common stock.   The most recent quarterly dividend of $0.18 per share was paid on July 18, 2008.

The Board’s decision points to a very challenging economic environment that is affecting the entire financial sector.  The Company believes that this is the best course for the shareholders over the long term. The Company’s capital position is sound and remains above the levels required for Guaranty Bank to be considered a well-capitalized financial institution by regulatory standards. The severity of the financial and credit crisis in the broad market and the unknown duration of the economic slowdown deem it imperative to protect, preserve and maximize our capital for the future. The Board and management are committed to successfully managing credit risk and to maintain adequate levels of capital and liquidity in the current challenging economic environment.

Guaranty Federal Bancshares, Inc. has a subsidiary corporation offering full banking services.  The principal subsidiary, Guaranty Bank, is headquartered in Springfield, Missouri, and has ten full-service branches in Greene and Christian Counties and Loan Production Offices in Wright, Webster and Howell Counties.  In addition, Guaranty Bank is a member of the TransFund ATM network which provides its customers surcharge free access to over 100 area ATMs and over 700 ATMs nationwide.  For more information visit the Guaranty Bank website: www.gbankmo.com.

Forward Looking Statements

The discussion set forth above may contain forward-looking comments.  Such comments are based upon the information currently available to management of the Company and management’s perception thereof as of the date of this release.  When used in this release, words such as “anticipates,” “estimates,” “believes,” “expects,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Such statements are subject to risks and uncertainties.  Actual results of the Company’s operations could materially differ from those forward-looking comments.  The differences could be caused by a number of factors or combination of factors including, but not limited to: changes in demand for banking services; changes in portfolio composition; changes in management strategy; increased competition from both bank and non-bank companies; changes in the general level of interest rates; the effect of regulatory or government legislative changes; technology changes; fluctuation in inflation; and other factors set forth in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By: /s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: September 29, 2008